Exhibit 5.1

100 North Tampa Street, Suite 4100 | Tampa, FL 33602 | T 813.227.8500 | F 813.229.0134

Holland & Knight LLP | www.hklaw.com

March 20, 2015

MarineMax, Inc.

2600 McCormick Avenue, Suite 200

Clearwater, Florida 33759

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to Post-Effective Amendment No. 1 (the “Amendment”) to registration statements on Form S-3 (File Nos. 333-85835, 333-30094, 333-109582, 333-122091, 333-153006, 333-186878, and collectively, the “Registration Statements” previously filed by MarineMax, Inc., a Delaware corporation (“MarineMax Delaware”)) filed today by MarineMax, Inc. (the “Company”) with the Securities and Exchange Commission for the purpose of updating the Registration Statements as a result of the Company’s reincorporation in the State of Florida from the State of Delaware (the “Reincorporation”). The Reincorporation was effectuated on March 20, 2015 by merging MarineMax, Delaware with and into the Company, a Florida corporation and wholly-owned subsidiary of MarineMax Delaware established for such purpose, with the Company as the surviving entity under the name “MarineMax, Inc.”

The Registration Statements relate to the issuance and sale by the Company from time to time, pursuant to Rules 415 and 462(e) of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company, consisting of the Company’s debt securities (the “Debt Securities”), shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), depositary shares each representing a fraction of a share of Preferred Stock (the “Depositary Shares”), warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”), purchase contracts for the purchase or sale of Common Stock or Preferred Stock (the “Purchase Contracts”) and units composed of one or more of the other classes of securities issued by the Company (the “Units”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units (collectively referred to herein as the “Offered Securities”) are to be sold from time to time as set forth in the Registration Statements, the Prospectuses contained therein (the “Prospectuses”), the supplements to the Prospectuses (the “Prospectus Supplements”), and pursuant to one or more underwriting agreements (each an “Underwriting Agreement”), substantially in the form filed as an exhibit to the respective Registration Statement.

The Debt Securities will be issued in one or more series under one or more indentures (the “Indenture”) between the Company and a financial institution identified therein as the trustee (the “Trustee”). The Depositary Shares will be in the form of depositary receipts and will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each Deposit Agreement to be between the Company and a financial institution identified therein as the depositary (each, a “Depositary”). The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a “Counterparty”). The Purchase Contracts will be issued under one or more Purchase Contracts or Purchase Agreements (each, a “Purchase Contract”), each to be between the Company and a counterparty or counterparties identified therein (the “Purchase Contract Counterparty”). The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

Pursuant to the Amendment, the Company expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with Rule 414, promulgated under the Securities Act, the Company is deemed the successor issuer to MarineMax Delaware.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and (b) certain resolutions adopted by the Company’s board of directors relating to the Reincorporation. We have also examined certain records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed necessary to deliver the opinions expressed below.

In such examination, we have assumed, without inquiry or other investigation, (a) the legal capacity of each natural person executing the agreements described herein, (b) the authenticity of original documents and the genuineness of all signatures, (c) the conformity to the originals of all documents submitted to us as copies, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (e) that there has been no undisclosed waiver of any right, remedy or provision contained in any such documents and (f) that each transaction complies with all tests of good faith, fairness and conscionability required by law. We have also assumed that: (i) at the time of execution, authentication, issuance, and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (ii) at the time of execution, authentication, issuance, and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (iii) at the time of execution, countersignature, issuance, and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (iv) at the time of execution, countersignature, issuance, and delivery of any Purchase Contract, the Purchase Contract will be the valid and legally binding obligation of each Purchase Contract Counterparty thereto; and (v) at the time of execution, countersignature, issuance, and delivery of any Units, the Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto.

In connection with the issuance of the Debt Securities, we have assumed further that: (i) at the time of execution, authentication, issuance, and delivery of any Debt Securities, the related Indenture will have been duly authorized, executed, and delivered by the Company and (ii) the execution, delivery, and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction.

In connection with the issuance of Depositary Shares, we have assumed further that: (i) at the time of execution, countersignature, issuance, and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed, and delivered by the Company and (ii) the execution, delivery, and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any applicable jurisdiction.

In connection with the issuance of Warrants, we have assumed further that: (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and (ii) the execution, delivery, and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any applicable jurisdiction.

In connection with the issuance of Purchase Contracts, we have assumed further that: (i) at the time of execution, countersignature, issuance, and delivery of any Purchase Contracts, the related Purchase Contract will have been duly authorized, executed, and delivered by the Company and (ii) the execution, delivery, and performance by the Company of such Purchase Contract and such Purchase Contracts will not violate the laws of any applicable jurisdiction.

In connection with the issuance of the Units, we have assumed further that (i): at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company and (ii) the execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any applicable jurisdiction.

Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we express the following opinions:

1. When: (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities, and (ii) the shares of Common Stock have been duly issued, sold, registered and delivered pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the shares of Common Stock will be legally issued, fully paid and non-assessable.

2. When: (i) the issuance of the Preferred Stock has been duly authorized by appropriate corporate action and the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company’s Board of Directors, including any appropriate committee appointed thereby, authorizing the issuance and sale of such series of Preferred Stock and (ii) shares of such series of Preferred Stock have been issued, sold, registered and delivered pursuant to an Underwriting Agreement and as described in the Registration Statements, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, and in accordance with the terms of the particular series as established by the Company’s Board of Directors, then the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

3. When: (i) the issuance of the Depositary Shares has been duly authorized by appropriate corporate action and the terms of the Depositary Shares have been established in accordance with the resolutions of the Company’s Board of Directors, including any appropriate committee appointed thereby, authorizing the issuance and sale of the Depositary Shares, (ii) a certificate of designation conforming to the Florida Business Corporation Act regarding such Depositary Shares has been filed with the Secretary of State of the State of Florida, (iii) the applicable deposit agreement (the “Deposit Agreement”) relating to the Depositary Shares and the receipts evidencing such Depositary Shares (the “Depositary Receipts”) have been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable depositary appointed by the Company, (iv) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company under the applicable Deposit Agreement, and (v) the Depositary Receipts representing the Depositary Shares have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Deposit Agreement and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the Depositary Shares will be legally issued, fully paid and non-assessable.

4. When the issuance of the Debt Securities has been duly authorized by appropriate corporate action and the Debt Securities have been duly completed, executed, authenticated, registered and delivered in accordance with the Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statements, any amendment thereto, the Prospectuses and any Prospectus Supplement relating thereto, then the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When: (i) the issuance of the Warrants has been duly authorized by appropriate corporate action and the terms of the Warrants have been established in accordance with the resolutions of the Company’s Board of Directors, including any appropriate committee appointed thereby, authorizing the issuance and sale of the Warrants; (ii) the applicable warrant agreement (the “Warrant Agreement”) has been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, and (iii) the Warrants or certificates representing the Warrants have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Warrant Agreement and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When: (i) the issuance of the Purchase Contracts has been duly authorized by appropriate corporate action and the terms of the Units have been established in accordance with the resolutions of the Company’s Board of Directors, including any appropriate committee appointed thereby, authorizing the issuance and sale of the Purchase Contracts and (ii) the Purchase Contracts have been sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the Purchase Contracts will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When: (i) the issuance of the Units has been duly authorized by appropriate corporate action and the terms of the Warrants have been established in accordance with the resolutions of the Company’s Board of Directors, including any appropriate committee appointed thereby, authorizing the issuance and sale of the Units; (ii) the applicable unit agreement (the “Unit Agreement”) has been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, and (iii) the Units or certificates representing the Units have been sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, then the Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth in paragraphs 4 through 7 above are subject to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. We express no opinion herein as to matters involving the laws of any jurisdiction other than the State of Florida and the federal laws of the United States of America. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is rendered only to the Company and is solely for the benefit of the Company in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon, by any other person, firm, or corporation for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amendment.

Very truly yours,

/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP